Exhibit 99.2

JUL Y 20 21 INVESTOR PRESENTATION CONFIDENTIAL

DISCLAIMER Disclaimers and Other Important Information This investor presentation (this “Presentation”) is provided for informational purposes only and has been prepared to assist interested parties in making their own evaluation with respect to a potential business combination between BBQ Holding, LLC (“BBQGuys”) and Velocity Acquisition Corp. (“Velocity”) and related transactions (the “Potential Business Combination”) and for no other purpose. By reviewing or reading this Presentation, you will be deemed to have agreed to the obligations and restrictions set out below. Without the express prior written consent of Velocity and BBQGuys, this Presentation and any information contained within it may not be (i) reproduced (in whole or in part), (ii) copied at any time, (iii) used for any purpose other than your evaluation of BBQGuys, Velocity and the Potential Business Combination or (iv) provided to any other person, in whole or in part, directly or indirectly, except your employees and advisors with a need to know who are advised of the confidentiality of the information. This Presentation supersedes and replaces all previous oral or written communications relating to the subject matter hereof. No person has been authorized to make any statement concerning Velocity or BBQGuys other than as will be set forth in the offering materials related to the Potential Business Combination, and any representation or information not contained therein may not be relied upon. An investment in Velocity should be made only after careful review of the information contained in the offering materials related to the Potential Business Combination. This Presentation and any oral statements made in connection with this Presentation do not constitute an offer to sell, or a solicitation of an offer to buy, or a recommendation to purchase, any securities in any jurisdiction, or the solicitation of any proxy, vote, consent or approval in any jurisdiction in connection with the Potential Business Combination or any related transactions, nor shall there be any sale, issuance or transfer of any securities in any jurisdiction where, or to any person to whom, such offer, solicitation or sale may be unlawful under the laws of such jurisdiction. This Presentation does not constitute either advice or a recommendation regarding any securities. The communication of this Presentation is restricted by law; it is not intended for distribution to, or use by, any person in any jurisdiction where such distribution or use would be contrary to local law or regulation. No representations or warranties, express or implied, are given in, or in respect of, this Presentation. To the fullest extent permitted by law, in no circumstances will Velocity, BBQGuys or any of their respective subsidiaries, stockholders, members, affiliates, representatives, partners, directors, officers, employees, advisors or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this Presentation, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. Industry and market data used in this Presentation have been obtained from third - party industry publications and sources as well as from research reports prepared for other purposes. Neither Velocity nor BBQGuys has independently verified the data obtained from these sources and cannot assure you of the data’s accuracy or completeness. This data is subject to change. Recipients of this Presentation are not to construe its contents, or any prior or subsequent communications from or with Velocity, BBQGuys or their respective representatives, as investment, legal or tax advice. In addition, this Presentation does not purport to be all - inclusive or to contain all of the information that may be required to make a full analysis of BBQGuys, Velocity or the Potential Business Combination. Recipients of this Presentation should each make their own evaluation of BBQGuys, Velocity and the Potential Business Combination and of the relevance and adequacy of the information and should make such other investigations as they deem necessary. Statements other than historical facts, including but not limited to those concerning (i) the Potential Business Combination, (ii) market conditions, or (iii) trends, consumer or customer preferences or other similar concepts with respect to Velocity, BBQGuys or the Potential Business Combination, are based on current expectations, estimates, projections, targets, opinions and/or beliefs of Velocity and BBQGuys or, when applicable, of one or more third - party sources. Such statements involve known and unknown risks, uncertainties and other factors, and undue reliance should not be placed thereon. In addition, no representation or warranty is made with respect to the reasonableness of any estimates, forecasts, illustrations, prospects or returns, which should be regarded as illustrative only, or that any profits will be realized. The metrics regarding select aspects of Velocity’s and BBQGuys' operations were selected by Velocity and BBQGuys on a subjective basis. Such metrics are provided solely for illustrative purposes to demonstrate elements of Velocity’s and BBQGuys’ businesses, are incomplete, and are not necessarily indicative of Velocity’s and BBQGuys’ performance or overall operations. There can be no assurance that historical trends will continue. This Investor Presentation is being distributed to selected recipients only and is not intended for distribution to, or use by any person or entity in, any jurisdiction or country where such distribution or use would be contrary to local law or regulation. Neither this Investor Presentation nor any part or copy of it may be taken or transmitted into the United States or published, released, disclosed or distributed, directly or indirectly, in the United States, as that term is defined in the United States Securities Act of 1933, as amended (the “Securities Act”), except to a limited number of qualified institutional buyers (“QIBs”), as defined in Rule 144A under the Securities Act, or institutional “accredited investors” within the meaning of Regulation D under the Securities Act. Forward - looking Statements This Presentation contains certain forward - looking statements within the meaning of the federal securities laws with respect to the Potential Business Combination, including statements regarding the benefits of the Potential Business Combination, the anticipated timing of the Potential Business Combination, the products and services offered by BBQGuys and the markets in which it operates, and BBQGuys’ projected future results. These forward - looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward - looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward - looking statements in this Presentation, including, but not limited to, (i) the occurrence of any event, change or other circumstances that could give rise to the termination of negotiations and any subsequent definitive agreements with respect to the Potential Business Combination, (ii) the outcome of any legal proceedings that may be instituted against Velocity, the combined company or others following the announcement of the Potential Business Combination and any definitive agreements with respect thereto, (iii) the inability to complete the Potential Business Combination due to the failure to obtain approval of the stockholders of Velocity, to obtain financing to complete the Potential Business Combination or to satisfy other conditions to closing, (iv) changes to the proposed structure of the Potential Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Potential Business Combination, (v) the ability to meet stock exchange listing standards following the consummation of the Potential Business Combination, (vi) the risk that the Potential Business Combination disrupts current plans and operations of BBQGuys as a result of the announcement and consummation of the Potential Business Combination, (vii) the ability to recognize the anticipated benefits of the Potential Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees, (viii) costs related to the Potential Business Combination, (ix) the effects of the ongoing COVID - 19 pandemic and other sustained adverse market events have had, and could in the future have, an adverse impact on BBQGuys’ business, operating results and financial condition and (x) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward - Looking Statements” in Velocity’s final prospectus relating to its initial public offering, dated February 22, 2021, which was filed with the U . S . Securities and Exchange Commission (the “SEC”) on February 24 , 2021 (the “Velocity Final Prospectus”) . The foregoing list of factors is not exhaustive . You should carefully consider the foregoing factors and the other risks and uncertainties described in the documents filed by Velocity from time to time with the SEC, including the “Risk Factors” section in the registration statement on Form S - 4 and the proxy statement included therein (the “Registration Statement”) that Velocity intends to file relating to the Potential Business Combination and the “Risk Factors” section of other documents that Velocity files with the SEC from time to time . These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward - looking statements . Forward - looking statements speak only as of the date they are made . Readers are cautioned not to put undue reliance on forward - looking statements, and Velocity and BBQGuys assume no obligation and do not intend to update or revise these forward - looking statements, whether as a result of new information, future events, or otherwise . Neither Velocity nor BBQGuys gives any assurance that either Velocity or BBQGuys, respectively, will achieve its expectations . 2

DISCLAIMER (CONTINUED) Use of Projections This Presentation contains projected financial information with respect to BBQGuys. Such projected financial information constitutes forward - looking information, is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results. The assumptions and estimates underlying such financial forecasts are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties. See “Forward - Looking Statements” above. Actual results may differ materially from the results contemplated by the financial forecast information contained in this Presentation, and the inclusion of such information in this Presentation should not be regarded as a representation by any person that results reflected in such forecasts will be achieved. In particular, the performance projections and estimates in this Presentation are subject to the ongoing COVID - 19 pandemic, and have the potential to be revised to take into account further adverse effects of the COVID - 19 pandemic on the future performance of Velocity and BBQGuys. Projected returns and estimates are based on an assumption that public health, economic, market, and other conditions will improve; however, there can be no assurance that such conditions will improve within the time period or to the extent estimated by Velocity and BBQGuys. The full impact of the COVID - 19 pandemic on future performance is particularly uncertain and difficult to predict, therefore actual results may vary materially and adversely from the Projections included herein. There are numerous factors related to the markets in general or the implementation of any operational strategy that cannot be fully accounted for with respect to the Projections herein. Any targets or estimates are therefore subject to a number of important risks, qualifications, limitations, and exceptions that could materially and adversely affect Velocity and BBQGuys' performance. Moreover, actual events are difficult to project and often depend upon factors that are beyond the control of Velocity and BBQGuys and their respective affiliates. Financial Information ; Non - GAAP Financial Measures The financial information and data contained in this Presentation is unaudited and does not conform to the requirements of Regulation S - X promulgated by the SEC . No independent registered public accounting firm has audited, reviewed, compiled, or performed any procedures with respect to the financial information of BBQGuys for the purpose of its inclusion in this Presentation, and accordingly, neither Velocity nor BBQGuys expresses an opinion or provides any other form of assurance with respect thereto for the purpose of this Presentation . Accordingly, such information and data may not be included in, may be adjusted in, or maybe presented differently in, any registration statement or proxy statement or other report or document to be filed or furnished by Velocity with the SEC . Furthermore, some of the projected financial information and data contained in this Presentation, such as Adjusted EBITDA (and related measures) and Free Cash Flow, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). BBQGuys and Velocity believe these non - GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to BBQGuys’ financial condition and results of operations. BBQGuys’ management uses these non - GAAP measures for trend analyses and for budgeting and planning purposes. BBQGuys and Velocity believe that the use of these non - GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends and in comparing BBQGuys’ financial measures with other similar companies, many of which present similar non - GAAP financial measures to investors. Management of BBQGuys does not consider these non - GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non - GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in BBQGuys’ financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non - GAAP financial measures. You should review the audited financial statements of BBQGuys that will be presented in the Registration Statement to be filed with the SEC, and not rely on any single financial measure to evaluate BBQGuys’ business. Trademarks This Presentation contains trademarks, service marks, tradenames and copyrights of BBQGuys, Velocity and other companies, which are the property of their respective owners . The use herein does not imply an affiliation with, or endorsement by, the owners of these service marks, trademarks and tradenames . Third - party logos herein may represent past customers, present customers or may be provided simply for illustrative purposes only . Inclusion of such logos does not necessarily imply affiliation with or endorsement by such firms or businesses . There is no guarantee that either Velocity or any of BBQGuys will work, or continue to work, with any of the firms or businesses whose logos are included herein in the future . Additional Information and Where to Find It This document relates to a proposed transaction between BBQGuys and Velocity. This document does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Velocity intends to file the Registration Statement with the SEC. The Registration Statement will be sent to all Velocity stockholders. Velocity also will file other documents regarding the proposed transaction with the SEC. Before making any voting decision, investors and security holders of Velocity are urged to read the Registration Statement and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transactions. Investors and security holders will be able to obtain free copies of the Registration Statement and all other relevant documents filed or that will be filed with the SEC by Velocity through the website maintained by the SEC at www.sec.gov. In addition, the documents filed by Velocity may be obtained free of charge by written request to Velocity at Velocity Acquisition Corp., 109 Old Branchville Rd, Ridgefield, CT 06877. Participants in the Solicitation BBQGuys and Velocity and their respective directors and executive officers may be deemed participants in the solicitation of proxies from Velocity’s stockholders with respect to the Potential Business Combination . A list of the names of Velocity’s directors and executive officers and a description of their interests in Velocity is contained in the Velocity Final Prospectus and is available free of charge at the SEC’s web site at www . sec . gov, or by directing a request to Velocity at Velocity Acquisition Corp . , 109 Old Branchville Rd, Ridgefield, CT 06877 . Additional information regarding the interests of the participants in the solicitation of proxies from Velocity’s stockholders with respect to the Potential Business Combination will be contained in the Registration Statement when available . 3

INTRODUCTION

TODAY’S PRESENTERS Trent Meyerhoefer Chief Financial Officer, BBQGuys Russ Wheeler Chief Executive Officer, BBQGuys Doug Jacob Co - Foun d e r, &vest Garrett Schreiber Partner, &vest Chief Financial Officer, Velocity Jason Stutes Chief Digital Officer, BBQGuys 5

VELOCITY + BBQGUYS: A VALUE-ADD PARTNERSHIP

VELOCITY

UNIQUE BLEND OF DOMAIN EXPERTISE AND SPAC TRACK RECORD

- SPAC experience combined with cutting-edge brand and digital know-how to accelerate BBQGuys' growth
- SPAC success with $8.6B enterprise value transaction at announcement, trading at a significant premium to announcement price
- Marketing expertise across hundreds of brands and multiple scaled agencies
- Digital operators across the tech ecosystem
  - $15B+ of digital revenue growth across dozens of organizations
  - Global public and private operations spanning 120+ countries
  - Executive experience across entire digital ecosystem

+

BBQGUYS®

CATEGORY'S DOMINANT ECOMMERCE PLATFORM

- Specialized category experts with best-in-class digital capabilities
- Highly differentiated business model with deep competitive moat
- 20+ years of proprietary data underpinning strategy
- Multiple levers to drive long-term growth and profitability
- Experienced management team with track record of success
- Compelling financial profile: 2022E Revenue and Adjusted EBITDA of $415M and $49M, respectively

BBQGUYS IS A RAPIDLY ACCELERATING, DIGITALLY POWERED BUSINESS SQUARELY IN THE SWEET SPOT OF VELOCITY'S EXPERTISE AND SPAC SEARCH CRITERIA

BBQGUYS
6

TRANSACTION OVERVIEW

Transaction Summary

- Expected pro forma equity value of $963 and enterprise value of $839 million, representing 17.0x 2022E EBITDA of $49 million and 12.8x 2023E EBITDA of $66 million
- 100% of net proceeds used to deliver cash to balance sheet
- Sellers to receive 7.5 million earnout shares vesting ratably at $12.50, $15.00 and $17.50
- 20% of sponsor shares subject to earnout ($12.50 and $15.00)

Pro Forma Enterprise Value ($M)

Share Price	$10.00
Pro Forma Shares Outstanding (millions)	96.3
PF Equity Value	**$963**
Net Cash Balance	(125)
Implied PF Enterprise Value	**$839**

- $76 million[1] debt facility priced at L+800, callable in February 2022 at $102

Illustrative Sources & Uses ($M)

Sources of Funds	
Cash from SPAC	$230
Total Sources of Financing	**$230**

Uses of Funds	
Cash to balance sheet	$195
Estimated transaction fees	35
Total Uses of Financing	**$230**

Illustrative Pro Forma Ownership at $10.00 per Share


Management/Employee Incentive Plan 9%
Current BBQGuys Shareholders 62%
Velocity Sponsor 5%
$963M
PF Equity Value
Public Shareholders 24%

Note: Assumes no redemptions. Excludes 7.5 million seller earnout shares (vesting ratably at $12.50, $15.00 and $17.50) and 1.2 million sponsor shares subject to earnout (vesting ratably at $12.50 and $15.00). Includes 1.2 million sponsor shares subject to forfeiture if redemptions exceed $30 million. Excludes impact of 7.7 million public warrants and 4.4 million sponsor warrants struck at $11.50.
(1) Debt balance as of 3/31/2021.

BBQGUYS 7

BBQGUYS AT A GLANCE

COMPANY OVERVIEW

BBQGUYS®

- Largest eCommerce platform for higher-end BBQ grills, grilling accessories, and outdoor kitchen products
- 20+ year track record of growth, with 30% revenue CAGR from 2005-2020 and Adj. EBITDA margins currently ~11%
- Expansive ecosystem for all things BBQ and beyond with curated products, quality content, and expert reviews
- Differentiated model combines scalable digital platform with experience selling complex products and passionate experts facilitating transactions
- Attractive, growing portfolio of owned brands with established infrastructure to commercialize robust innovation pipeline

SALES BY CATEGORY


~70% Third Party
$332M
2021E Rev
~30% Owned Brands

FEATURING PREMIER BRANDS

Weber, Kamado Joe, Napoleon, Coyote, Traeger, Lynx

OWNED BRANDS

Blaze, BBQGuys Signature, Victory

PROVIDING THE VERY BEST IN GRILLING AND OUTDOOR LIVING TO THOSE WHO, LIKE US, WERE BORN TO GRILL

BBQGUYS
8

INDUSTRY PIONEER WITH PROFITABLE GROWTH 1998 2000 2019 2013 2020 ► Rebranded to BBQGuys.com and strategically consolidated website traffic ► 17m website visits in 2019 ► Introduced the company’s first owned brand, leveraging data to address market gap for premium product at a more compelling price point ► Launched Shopperschoice.com eCommerce platform ► Mike and Ladina Hackley founded The Grill Store & More in Baton Rouge, LA ► BBQGuys acquired by Brand Velocity Partners ► Investor Group includes Archie, Peyton, Eli, and Cooper Manning ► Russ Wheeler joins as CEO in August 2020 ► Acquired PCM to enhance vertical integration ► 36m website visits in 2020 ► Launch of Manning family BBQGuys commercial ► Adding DCs to boost national reach ► High - touch sales center expansion ► Launch of Pro customer initiatives ► Coming soon: White Glove Service 2021 43 CONSECUTIVE QUARTERS WITH YEAR - OVER - YEAR REVENUE GROWTH AND POSITIVE EBITDA 9

CURATED PRODUCT ASSORTMENT SUBJECT MATTER EXPERTISE SALES & CUSTOMER CARE TAILORED FULFILLMENT BEST - IN - CLASS ECOMMERCE EXPERIENCE MASS EC O MMERCE MASS BRICK & MORTAR SPECIALTY “MOM - POP” DTC “BR ANDS ” BBQGUYS COMBINES SELECTION, EXPERTISE, AND SERVICE INTO A SUPERIOR PLATFORM UNMATCHED VALUE PROPOSITION 10

Note: Customer economics figures represent BBQGuys.com only. All other figures represent consolidated BBQGuys and Blaze figures and are pro forma for PCM. LTV 24 Months (1) 2017 - 2020 results exclude the Q1 2021 acquisition of PCM (2) Represents 2 - year LTV / CAC ATTRACTIVE CUSTOMER ECONOMICS LTV / CAC (2) Consumer: $1,477 Pro: $10,471 Web: $664 Sales Center: $1,815 Pro: $2,924 4. 4 x $ 863 AOV $ 1,678 LTV HIGHLY CAPITAL EFFICIENT ’20 Free Cash Flow ’20 Cash Flow Conversion Capex as % of Sales <1 % STRONG MOMENTUM (1) ’18 – ’20 Adj. EBITDA Margin Expansion ’18 – ’21E Adj. EBITDA CAGR ’18 – ’21E Revenue CAGR 35% >6 5 0 bps 44% ‘21E Net Revenue ’21E Gross Profit Margin ’21E Adj. EBITDA $ $ 332m 45 % SCALED & P R O FIT A B L E BBQGUYS BY THE NUMBERS $ 30m ~99% $ 35m 11

COMPELLING FINANCIAL PROFILE WITH STRONG, PROFITABLE GROWTH 2 5 ESTABLISHED MULTI - CHANNEL SALES PLATFORM 1 LARGE AND GROWING ADDRESSABLE MARKET CURATED PORTFOLIO OF KEY BRAND PARTNERS AND OWNED BRANDS 4 PUBLIC - READY LEADERSHIP TEAM WITH TRACK RECORD OF SUCCESS 7 6 PROVEN MARKETING ENGINE LEADING PLATFORM AND VALUE PROPOSITION 3 KEY INVESTMENT HIGHLIGHTS 12

BBQGUYS IS POSITIONED TO BECOME THE OUTDOOR LIVING ECOSYSTEM LARGE AND GROWING ADDRESSABLE MARKET 1 $7B Global BBQ Market Freestanding only (excludes built - in grills) $22B Outdoor Living (2) $46B+ TOTAL ADDRESSABLE MARKET Sources: Euromonitor, Technavio (1) (2) (3) Represents herbs and spices category as defined by Euromonitor, as well as the portion of the meat market distributed through eCommerce. Outdoor furniture as defined by Euromonitor. eMarketer March 2020 US ECOMMERCE AS % OF ADJ. RETAIL SALES (3) +500bps in 4 years +500bps in 1 quarter $17B Meats, Rubs and Spices (1) 13 7.9% 10.6% 9.6% 8.7% 13.1% 11.8% 14.2% 15.7% 20.7% 21.0% 26.0% 23.4% 28.8% 31.8% 35.0% ' 12 ' 13 ' 14 ' 15 ' 16 ' 17 ' 18 ' 1 9 2Q 20 ' 21E ' 22E ' 23E ' 24E ' 25E ' 26E GRILLING IS ONLY ONE ASPECT OF OUTDOOR LIVING ONGOING SHIFT TO ECOMMERCE ACCELERATED BY COVID

Grilling is a Passion Pursuit, Tied to Identity Increased Home Buying Provides Runway for Continued Growth Step - Change in Consumer Awareness and Participation Innovation in Category Has Expanded Grill Use Cases LASTING CONSUMER TAILWINDS 14 CONSUMER FOCUS ON OUTDOOR LIVING HAS MOMENTUM LONG - LASTING MEGATREND 90 % of Americans agree their outdoor space is more valuable than ever before 67 % of consumers are planning to take on a home improvement project in 2021 49 % of Americans say they will be doing more grilling in 2021 5% 2020 - 2024E CAGR – expected consumer spend on outdoor living Sources: Forbes, Washington Post, Ipsos survey, Bloomberg, International Casual Furnishings Association, Euromonitor FAVORABLE CATEGORY TRENDS WHICH ACCELERATED IN 2020 “The new American status symbol: A backyard that’s basically a fancy living room” May 26, 2021 “2021 Will Be The ‘Year Of The Yard,’ As More Americans Plan To Improve Outdoor Spaces” March 7, 2021 1

PROVEN TRACK RECORD 15 2 $10 $18 $37 2018A 2019A 2020A $134 $151 $254 2018A 2019A 2020A ($ in millions) ($ in millions) Sources: Company audited financial statements, company information. 1.9x increase over 2 years 3.7x i nc r ea se over 2 years VALUABLE COMBINATION OF GROWTH AND PROFITABILITY ‣ BBQGuys has a 20+ year track record of profitable growth, featuring 43 consecutive quarters of year - over - year revenue growth and positive EBITDA ‣ Strong top - line growth due to differentiated value proposition for consumers and management initiatives ‣ Adjusted EBITDA growth driven by scalable cost structure and leveraging economies of scale 8% 12% 14% Adj. EBITDA Margin %: CONSOLIDATED NET REVENUE ADJUSTED EBITDA

3 UNIQUE, HIGHLY DEFENSIBLE PLATFORM

SUPERIOR BUSINESS MODEL…

Category Expertise & Customer Service

Knowledgeable, trusted advisor guides customers from product research through purchase

+

Best-In-Class Infrastructure

Specialized, scaled infrastructure providing the foundation for efficient fulfillment of large, bulky items

+

Curated Product Selection

Trusted partner to leading brands with compelling offerings to satisfy customers seeking higher-end products

…DRIVEN BY A POWERFUL DIGITAL FLYWHEEL…

- Optimized content and messaging to capture online search traffic
- #1 Google result for "Best Gas Grill"
- Customer acquisition engine produced >36M visits in 2020



Engage
Advise
Deliver

- Personalized product recommendations
- In-house content to fuel ongoing customer education and participation

- Typically ship within 24 hours
- Majority delivered <3 days
- Superior fulfillment to protect against damage

…ALL UNDERPINNED BY 20+ YEARS OF PROPRIETARY DATA

BBQGUYS
16

3 CUSTOMER VALUE PROPOSITION Curated Selection of Industry - Leading Brands Top - Quality Content Driving Engagement Expert Reviews User - Friendly Platform Superior Service with Live Support from Experts Fast & Free Delivery (>$49 orders) White Glove Service Available Soon UNPARALLELED END - TO - END CUSTOMER EXPERIENCE CREATES DEFINITIVE COMPETITIVE ADVANTAGE ONE - STOP SHOP FOR EVERYTHING BBQ AND BEYOND… …WITH EXCEPTIONAL SERVICE AND DELIVERY 17

4 UNPARALLELED PORTFOLIO AND PLATFORM

OUR VALUE PROPOSITION TO KEY BRAND PARTNERS

- Powerful platform for discovery
- Access to a high-end customer
- Curated content and expert reviews
- Service-oriented approach
- Trusted brand stewards
- High-margin channel

RESULTS IN STRONG AND LASTING PARTNERSHIPS

Years Since First Order

COYOTE	7	LYNX	13
DCS	14	MARVEL	8
FIREMAGIC	13	NAPOLEON	13
HESTAN	4	TRAEGER	7
KAMADO JOE	9	weber	14
LION	9		

OWNED BRANDS STRATEGY ADDRESSES MARKET GAPS

Brand Partners	Owned Brands
DCS, Lynx, Hestan	
Bull, Coyote, Lion	BLAZE
Weber, Traeger, Napoleon	VICTORY
Char-Broil, Char-Griller, Outdoor Gourmet	

*Higher Volume / Higher Profit



$$$$
LUXURY
(14%)
$$$
PREMIUM
(57%)
$$
MASS PREMIUM
(28%)
$
ECONOMY
(1%)

HIGHER-END
- Lower Volume
- Higher Profit

MASS
- Higher Volume
- Lower Profit

Percentages represent % of 2020 BBQGuys Sales

BBQGUYS 18

4 DATA - DRIVEN GROWTH ENGINE PROPRIETARY, FIRST - PARTY DATA ALLOWS BBQGUYS TO IDENTIFY AND PURSUE MARKET OPPORTUNITIES Data Driven Trend forecasting to identify assortment gaps In - House Design Data - influenced research and design Manufacturing Vertically integrated and flexible network of manufacturers Marketing Engine Integrated, refined, and scaled platform Distribution Established omnichannel retail distribution network ‣ Leverage in - depth analytics to highlight market gaps for developing new brands ‣ Data - mine hundreds of features to identify product trends with most desirable attributes ‣ Refine product qualities after reviews and feedback from BBQGuys.com customers DATA INSIGHTS ‣ The BBQGuys platform drives instant brand awareness, credibility, and sales ‣ Revolutionary offerings are propelled by a highly efficient DTC strategy ‣ Case Study: Blaze quickly became one of the industry’s most searched brands ACCELERATED AWARENESS FORWARD APPLICATION ‣ Utilize proven playbook from Blaze to address other market gaps that are ripe for disruption ‣ Leverage BBQGuys leading platform to develop and incubate owned brands ‣ Case Study: Currently launching the Victory brand to penetrate the Mass - Premium category 19

5 HIGH - TOUCH SALES CENTER 2.7x greater AOV than web - only orders 20.5 % Sales Center conversion rate “I've made a lot of purchases from BBQGuys over the past year for an outdoor living space we built and every interaction is just as great as the first. BBQGuys will be my go - to company for everything outdoor or BBQ related.” - Customer review, March 2021 Source: Company information. MULTI - CHANNEL SUPPORT Helpful service however the customer prefers to communicate: phone, chat, text, or email COMPREHENSIVE TRAINING PROGRAM 7+ week training program 15 - 20 days of continuing education annually UPWARD MOBILITY Program established to internally develop talent and mold future leaders 40% + of revenue driven through Sales Center 30% 2017 - 2020 Sales Center revenue CAGR 2 0

5 BBQGUYS® [PRO]

5.1
average orders placed (+205% over DTC consumers*)

7x
lifetime value ($10,471*) relative to non-PRO channels

70%
repeat purchase by customers in 2020

6K+
existing PROs in network, with 2,200+ PROs added YTD May21

DRIVING ENGAGEMENT

- Targeting custom builders, remodelers, interior designers, hard-scape architects
- Dedicated PRO sales account managers
- Supporting new customer acquisition with commission-based incentives

IMPROVING CUSTOMER EXPERIENCE

- Creating digital tools that increase PRO customer efficiency
- Display personalized pricing for self-service PROs
- Develop priority stock fulfillment

CREATING A NETWORK MOAT

- Build installer network from highly fragmented professional base underserved today
- Connect customers with PROs to establish a 2-way referral network
- Grow PRO customer base through referral incentives





Chris Friedland
Founder, Build.com
BBQGuys Advisor

build.com → BBQGUYS®

VALUABLE SEGMENT THAT ATTRACTS NEW CUSTOMERS WITH A FAVORABLE REPEAT PURCHASE PROFILE

BBQGUYS

Source: Company information relates to 2020 performance.

21

6 HIGHLY EFFICIENT MARKETING ENGINE

DIFFERENTIATED LOWER-FUNNEL DRIVES CONVERSION; NEW UPPER-FUNNEL STRATEGY WILL MAKE BBQGUYS A HOUSEHOLD NAME



BRAND MARKETING
TV
PRINT
PODCAST
DIGITAL OUT-OF-HOME
INFLUENCER MARKETING
PARTNERSHIPS
INTERACTION & ENGAGEMENT
CONNECTED TV
STREAMING RADIO
PROGRAMMATIC DISPLAY
DIRECT MAIL
PEOPLE-BASED MARKETING
CONSIDERATION
PAID SEARCH
SOCIAL MEDIA
DIGITAL DISPLAY
MARKETPLACE
AFFILIATE
ORGANIC SEARCH
INTEREST & PURCHASE
EMAIL
SMS
REFERRAL MARKETING
DATA



Yesterday
Today
Tomorrow
Lower-funnel
Upper-funnel

4.4X LTV / CAC

Based on 2-Year Cohort

~8.5x

Revenue / Customer Acquisition Cost (ROAS)

>1.0% CONVERSION RATE

on Unique Website Visitors

>2.4 UNITS

per Order

BBQGUYS

22

7.5x 8.0x 8.5x 2018A 2019A 2020A Return on Advertising Spend (ROAS) Total Visits (Millions, YoY Growth in %) Total Conversion Rates – Total Visitors (YoY Growth in bps) AOV (YoY Growth in %) CAC (YoY Growth in %) 14.1 17.7 35.9 2018A 2019A 8.9% 2020A 2.6% 0.81% 0.72% 0.72% 2018A 2019A (9) bps 2020A $983 $1,011 2018A 2019A 2.9% 2020A ( 14.6%) (1) $863 $132 $126 $105 2018A 2019A (4.0%) 2020A ( 16.9%) - KPI s 6 STRONG OPERATING MOMENTUM (1) Lower AOV in 2020 driven by increased purchases of free - standing grill units and consumables. Please see page 30 for 1Q21 AOV comparison 2 3

6 BRAND BUILDING AND STRATEGY The entire Manning family, the “First Family of Football,” are our inaugural brand ambassadors ALIGN & ACTIVATE COMPREHENSIVE STRATEGY FORMALIZED RELATIONSHIPS WITH SEVERAL BBQGUYS INVESTORS TO BE FACES AND PERSONALITIES OF MARKETING STRATEGY 24

Jason Stutes Chief Digital Officer Trent Meyerhoefer Chief Financial Officer Charlie Bini Chief Sales Officer Scott Canney Chief Product & Technology Officer Russ Wheeler Chief Executive Officer Marc Broussard EVP Category Management Byron West Chief Operating Officer TRACK RECORD OF SUCCESS INDEPENDENT DIRECTORS Kimberly Carlton VP of Human Resources Gisel Ruiz Former Chief Operating Officer, Walmart Michelle McKenna Chief Information Officer, NFL 7 PUBLIC - READY LEADERSHIP TEAM 25

STRATEGIC INITIATIVES TO DRIVE GROWTH

1 EXPANSION INTO ADJACENT CATEGORIES

- Capitalize on BBQGuys' brand authority to succeed in BBQ-adjacent products and accessories
- Enable increased engagement, order frequency, and retention
- Further opportunity to penetrate other outdoor living categories


LIGHTING & FANS
HEATERS
FENCING
LANDSCAPE LIGHTING
OUTDOOR KITCHENS
DECOR
HARDWARE
OUTDOOR FURNITURE
PAVERS

2 NEW CUSTOMER EXPERIENCE OPTIONS

- Build out design center in Atlanta, GA to take advantage of unique opportunity
  - Enhanced service for the PRO channel
  - The showroom will provide an immersive design experience for customers


BBQGUYS

3 FULFILLMENT OPTIMIZATION

- Continue to grow national network of fulfillment centers, furthering best-in-class customer experience
- Planned last-mile delivery and white glove grill-assembly services to ease customer friction points





- Expanded from 1 distribution center in 2020 to 3 in 2021, with plans for 5 by YE 2022

4 STRATEGIC M&A

- Ability to identify, execute, and realize synergistic acquisitions, proven by the recent PCM acquisition in 2020
- The acquisition closed in March 2021 and vertically integrated the stainless steel accessories supply chain for owned brands
- Numerous potential acquisition opportunities, including adjacent product expansion and additional supply chain integration targets
- No M&A impact is included in BBQGuys' five-year financial forecast

BBQGUYS
26

FINANCIAL SUMMARY

ATTRACTIVE GROWTH, MARGIN & CASH FLOW PROFILE $134 $151 $254 $332 $415 $507 2018A 2019A 2020A (1) 2021E (1) 2022E (1) 2023E ($ in millions) $57 $66 $110 $149 $191 $237 42% 44% 43% 45% 46% 47% 2018A 2019A 2020A Gross Profit 2021E (1) 2023E Gross Profit Margin (%) (1) 2022E ($ in millions) Source: Company information (1) (2) (2) Pro forma for PCM acquisition 2021E year - over - year decrease in EBITDA and Free Cash Flow driven by initial investment in brand marketing and increased costs related to supply chain disruption Free cash flow defined as (Adjusted EBITDA – Capex), conversion defined as (Adjusted EBITDA – Capex) / Adjusted EBITDA; non - GAAP financial measure ($ in millions) ($ in millions) $10 $18 $37 $49 $66 8% 12% 14% 9% 12% 13% 2018A 2019A 2020A Adjusted EBITDA (1) 2021E (1) 2022E (1) 2023E Adjusted EBITDA Margin (%) (2) $30 $10 $18 $35 $47 $63 96% 98% 97% 91% 96% 96% 2018A 2019A 2020A Free Cash Flow (1) 2021E 2022E Free Cash Flow Conversion (%) 2023E (2) $27 (1) CONSOLIDATED NET REVENUE GROSS PROFIT ADJUSTED EBITDA FREE CASH FLOW (3) (1) (1) 2 8

LONG - TERM FINANCIAL DRIVERS Metrics Drivers Revenue Growth ► Increase brand awareness ► Increase Pro penetration and Sales Center conversions ► New products and category expansion Gross Margin ► Mix of revenues (owned brands) ► Cost efficiency from scale Adjusted EBITDA ► Operating leverage on G&A ► Leverage national fulfillment capabilities ► Sales and marketing efficiencies 29

4.2M 7.2M 2020 2021 28.6K 49.5K 2020 2021 $1,006 $1,122 2020 2021 TOTAL WEBSITE VISITS TOTAL ORDERS AVERAGE ORDER VALUE 1Q21 PERFORMANCE TRENDS ‣ Pro channel orders increased 305% in the first quarter, representing over 8% of total revenue ‣ Management’s emphasis on Sales Center success resulted in conversion rates of 26.1% in 1Q21, up from 23.6% in 1Q20 ‣ The results from the Pro and Sales Center channels are driving Average Order Value higher, increasing 11% YoY to $1,122 in 1Q21 MOMENTUM CONTINUES IN 2021 (Q1 COMPARISON) +71% +73% +11% 30

VALUATION OVERVIEW

‣ eCommerce sales channel ‣ Excellent customer experience ‣ Top tier growth ‣ Mostly third - party, with some owned brands ‣ Specialized logistics and data - driven marketing ‣ Evolving margin profile ‣ Owned brands and products ‣ Varying sales/distribution channels ‣ Consistent growth ‣ Passionate customer base ‣ Durable goods attributes ‣ Branded margin profile eCommerce Category Leaders Consumer Products Outdoor Living ‣ Varying sales and distribution channels, including Professional Builders & Contractors ‣ Consistent growth and favorable macro tailwinds ‣ Strong, relatively steady margin profile FRAMING THE BBQGUYS PEER SET 3 2

BBQGUYS HAS A LEADING GROWTH PROFILE Historical Projected Revenue Growth 2022E 2023E ’18A – ’20A Revenue CAGR eCommerce Category Leaders Consumer Products Median: 31% Median: 21% Median: 19% Outdoor Living Median: 28% Median: 19% Median: 15% Median: 17% Median: 11% Median: 10% 6% 8% 12% 12% 11% 15% 10% 22% 34% 20% 21% 21% 20% 25% 9% 6% N A 10% 11% 14% 4% 15% 23% 19% 26% 18% 16% 22% 13% 14% 17% 28% 19% 17% 19% 36% 134% 7% 22% 41% 45% 38% 33 S our c e: C a p i t al I Q as of J uly 19 , 2021 .

BBQGUYS HAS AN ATTRACTIVE MARGIN PROFILE THAT IS EXPANDING AS MIX EVOLVES AND THE BUSINESS SCALES ’18A – ’20A Adj. EBITDA CAGR eCommerce Category Leaders Consumer Products Outdoor Living EBITDA Growth 2022E 2023E EBITDA Margin 2022E 2023E Historical Projected Median: 35% Median: 15% Median: 33% Median: 12% Median: 21% Median: 7% Median: 23% Median: 17% Median: 8% Median: 22% Median: 17% Median: 24% Median: 19% 11% 7% N A 13% 15% 16% 8% 41% 27% 28% 26% 66% 38% 33% 15% 20% 26% 33% 23% 24% 22% 7% 11% 12% 8% 4% 6% 12% 15% 20% N A 33% 24% 24% 23% 9% 12% 13% 8% 5% 8% 13% 19% 15% 23% 15% 42% 39% 27% N A Median: 33% NA 18% 30% N A N A 89% 7% 11% 18% 18% 15% 18% 14% 48% Median: 18% NA 35% 16% 77% 36% 63% 34 S our c e: C a p i t al I Q as of J uly 19 , 2021 .

EV / 2022E Revenue eCommerce Category Leaders Median: 2.8x Consumer Products Median: 5.0x 2 . 0x 4 . 9x 3 . 1x 2 . 5x 1 . 6x 5 . 4x 5 . 1x 4 . 9x 1 . 6x 8 . 8x 5 . 9x 4 . 5x 3 . 8x 3 . 5x 0.08 0.24 0.15 0.12 0.08 0.16 0.53 0.33 0.07 0.73 0.52 0.38 0.48 0.63 E V / 2 0 2 3 E Reve n u e Outdoor Living Median: 4.5x eCommerce Category Leaders Median: 2.3x Consumer Products Median: 4.4x NA 0.31 0.09 0.08 0.19 1.15 0.07 0.22 0.14 0.76 0.37 0.55 Outdoor Living Median: 4.5x 1 . 7x 4 . 1x 2 . 6x 2 . 0x 1 . 4x 4 . 4x 4 . 9x 4 . 3x 1 . 3x 7 . 9x 5 . 3x 3 . 6x 3 . 3x ERG (EV/Revenue divided by Revenue Growth) (2) ERG (EV/Revenue divided by Revenue Growth) (1) Source: Capital IQ as of July 19, 2021. (1) ERG calculated as ((EV / 2022E Revenue) divided by (2022E Revenue Growth % * 100)). (2) ERG calculated as ((EV / 2023E Revenue) divided by (2023E Revenue Growth % * 100)). REVENUE GROWTH CREATES A HIGHLY ATTRACTIVE ENTRY POINT 3 5 0.48 0.09 NA

EBITDA MULTIPLE IS A MEANINGFUL DISCOUNT TO KEY PEERS Source: Capital IQ as of July 19, 2021. (1) EEG calculated as ((EV / 2022E EBITDA) divided by (2022E EBITDA Growth % * 100)). (2) EEG calculated as ((EV / 2023E EBITDA) divided by (2023E EBITDA Growth % * 100)). EV / 2022E Adj. EBITDA eCommerce Category Leaders Median: 32.3x EEG (EV/EBITDA divided by EBITDA Growth) (1) 17 . 0x 39.5x 32 . 3x 25 . 3x 47 . 7x 23 . 4x 20 . 9x 20 . 7x 26 . 9x 26 . 0x 24 . 2x 19 . 3x 17 . 4x NA 0.27 1.14 2.06 0.70 1.14 0.15 1.68 0.44 1.18 1.51 1.76 3.69 1.72 0.95 EV / 2023E Adj. EBITDA EEG (EV/EBITDA divided by EBITDA Growth) (2) eCommerce Category Leaders Median: 25.6x NA 1.13 0.49 0.39 1.09 0.98 1.38 0.36 2.85 0.80 1.77 1.98 2.49 12 . 8x 30 . 8x 25 . 6x 18 . 4x 37 . 5x 21 . 7x 14 . 8x 17 . 9x 23 . 7x 22 . 5x 21 . 8x 18 . 0x NA NA 3 6 1.48 Consumer Products Median: 22.1x Outdoor Living Median: 24.2x Consumer Products Median: 19.8x Outdoor Living Median: 22.2x

2023E Adj. EBITDA I ll u s t r a t i v e F o r w a r d M u l t i p le $66 22 . 0 x $1 , 445 % T o t a l R e t u r n ( T h r o u g h D e c 2 0 22) 7 2% I ll u s t r a t i v e D i s c o u n t R a te 1 5 . 0% $1 , 172 % Ups ide to $839mm Initia l Tra ns a ction EV 40% R e f e r e n c e M u l t i p l e s E V / 2 0 22 E R e v e n u e ( I n i t i a l T r a n s a c t i o n) E V / 2 0 2 3 E R e v e n u e ( A s o f D e c 2 0 22) 2.0x 2 . 8 x (1) Future EV (December 2022) (2) PV of Future Enterprise Value (at July 2021) Summary of Approach ‣ Applies an EV/EBITDA multiple of 20 - 26x to BBQGuys 2023E Adj. EBITDA to calculate an implied future enterprise value as of December 2022 ‣ Future enterprise value is discounted back to July 2021 to estimate the present value ‣ The applied range of multiples is based on comparable company analysis Sensitivity Analysis – Valuation Based on 2023E EBITDA (1) (2) B a s e d o n $8 39 M i n i t i al tr an s ac t io n v alue Discounts future Enterprise Value at 15.0% discount rate from December 2022 to July 2021 27% ups i d e 40% ups i d e 65% ups i d e $839 $1,065 $1,172 $1,385 Initial Transaction Value PV of Future EV (20.0x) PV of Future EV (22.0x) PV of Future EV (26.0x) TRANSACTION CREATES SIGNIFICANT UPSIDE POTENTIAL FOR NEW SHAREHOLDERS Implied EV Based on Comparable Company Trading Multiples eCommerce Category Leaders Median ~26x Consumer Products Median ~20x Outdoor Living Median ~22x 3 7

COMPELLING FINANCIAL PROFILE WITH STRONG, PROFITABLE GROWTH 2 5 ESTABLISHED MULTI - CHANNEL SALES PLATFORM 1 LARGE AND GROWING ADDRESSABLE MARKET CURATED PORTFOLIO OF KEY BRAND PARTNERS AND OWNED BRANDS 4 PUBLIC - READY LEADERSHIP TEAM WITH TRACK RECORD OF SUCCESS 7 6 PROVEN MARKETING ENGINE LEADING PLATFORM AND VALUE PROPOSITION 3 KEY INVESTMENT HIGHLIGHTS REVIEW 3 8

APPENDIX

2019A 2020A 2021E 2022E 2023E Income Statement Data Net Revenue $151.5 $253.8 $332.0 $414.7 $507.2 YoY Growth (%) NM 68% 31% 25% 22% COGS (85.5) ( 1 4 3 . 5 ) ( 1 8 3 . 4) (223.8) (270.1) Gross Profit $65.9 $110.3 $148.6 $190.9 $237.2 YoY Growth (%) NM 67% 35% 29% 24% Gross Profit Margin (%) 43.5% 43.4% 44.7% 46.0% 46.8% O p e r a t i n g E x p e n s e s ( I n c o m e ) : Shipping 32.2 36.0 42.4 M a r k e t i n g 4 1 . 8 53.1 66.9 L a b o r 24.3 30.6 37.3 O t h e r O p e r a t i n g E x p e n s e s 26.1 2 1 . 8 24.9 T o t a l O p e r a t i n g E x p e n s e s P C M A c q u i s i t i o n 50.2 87.8 8.9 1 2 4 . 3 1 4 1 . 6 1 7 1 . 5 EBITDA $ 1 6 . 8 $31 .3 $24.2 $49.3 $65.7 E B I T D A A d j u s t m e n t s 1 . 0 5.2 5.9 0.0 0.0 Adjusted EBITDA $17.8 $36.5 $30.2 $49.3 $65.7 YoY Growth (%) 105.2% (17.4%) 63.5% 33.2% % Margin 11.8% 14.4% 9.1% 11.9% 12.9% ( $ m i l li o n s ) FINANCIAL SUMMARY 40 Note: 2020A Adjusted EBITDA pro forma for PCM acquisition. Sources: Company audited financial statements; Company forecast.

ADJUSTED EBITDA RECONCILIATION

($ millions)	2019A	2020A
Net Income	**$14.1**	**$14.2**
Depreciation and Amortization	0.3	2.7
PCM Acquisition		8.9
Other	2.4	5.6
EBITDA	**$16.8**	**$31.3**
Adjustments:		
Management Fees	0.1	0.5
Transaction Related Bonuses		2.8
Landlord Compensation For Buildout		1.8
Management Adjustments	1.6	0.5
PPP Forgiveness		(0.8)
Tax Credits	(0.4)	(0.0)
Other	(0.2)	0.4
Adjusted EBITDA	**$17.8**	**$36.5**
Adj. EBITDA Margin (%)	*11.8%*	*14.4%*

BBQGUYS

Note: 2020A Adjusted EBITDA pro forma for PCM acquisition.
Sources: Company audited financial statements; Company forecast.

41

SUPPLY CHAIN UPDATE

SITUATION OVERVIEW

- The COVID-19 pandemic has created a bullwhip effect in the supply chain of many industries, including BBQs and other outdoor living products
- Supply issues are resulting from manufacturing output capacity (raw material and labor) as well as ocean freight capacity
  - Some suppliers are no longer accepting additional orders in 2021

BBQGUYS' POSITION

- BBQGuys anticipated supply chain issues by proactively placing surplus orders in Q4 2020 for inventory through Q1 2022
- The Company's high-touch service model guides customers towards comparable, in-stock items
- BBQGuys is frequently the largest customer to many of its suppliers, putting it in a strong negotiating position

RECENT DEVELOPMENTS

- The gap between shipped revenue versus sales orders in the business has closed as the supplier situation has improved
- Capacity constraints at Long Beach have subsided, however some congestion in China (COVID-related) remains
- Inventory receipts have continued to improve after reaching a trough in February 2021

2021 SHIPPED REVENUE VERSUS SALES ORDERS



($ in millions)
$9
$8
$7
$6
$5
$4
$3
$2
$1
$0
Sales Orders
Shipped Revenue
Shipped revenue has exceeded sales orders in June, showing an alleviation of supply constraints
01/03 - 01/09
01/10 - 01/16
01/17 - 01/23
01/24 - 01/30
01/31 - 02/06
02/07 - 02/13
02/14 - 02/20
02/21 - 02/27
02/28 - 03/06
03/07 - 03/13
03/14 - 03/20
03/21 - 03/27
03/28 - 04/03
04/04 - 04/10
04/11 - 04/17
04/18 - 04/24
04/25 - 05/01
05/02 - 05/08
05/09 - 05/15
05/16 - 05/22
05/23 - 05/29
05/30 - 06/05
06/06 - 06/12
06/13 - 06/19
06/20 - 06/26

SUPPLIER RECEIPT CASE STUDY: PURCHASE ORDER LEAD TIMES BOTTOMED OUT IN FEBRUARY AND ARE IMPROVING

<u>% of POs received by 30 days</u>



63%
57%
64%
66%
72%
66%
59%
Only 40% of purchase orders were received within 30 days
40%
61%
60%
64%
Jul-20
Aug-20
Sep-20
Oct-20
Nov-20
Dec-20
Jan-21
Feb-21
Mar-21
Apr-21
May-21

<u>% of POs received by 60 days</u>



82%
83%
83%
77%
84%
85%
85%
60%
81%
88%
Jul-20
Aug-20
Sep-20
Oct-20
Nov-20
Dec-20
Jan-21
Feb-21
Mar-21
Apr-21

BBQGUYS

Sources: Euromonitor, JD Power (May 2021)

42

THANK YOU.